Exhibit 99.1

           Register.com Reports First Quarter 2003 Financial Results;
            Company Reduces Operating Expenses from Prior Quarter and
               Increases Sales of Value-Added Products & Services

     NEW YORK--(BUSINESS WIRE)--May 13, 2003--Register.com, Inc. (NASDAQ:RCOM), a leading provider of global domain registration and Internet services, today reported net income for the first quarter ended March 31, 2003 of $2.0 million or $0.05 per diluted share, compared to net income of $3.7 million, or $0.08 per diluted share, for the first quarter of 2002 and compared to a net loss of $347,000, or $(0.01) per share, for the fourth quarter 2002.

     Net revenues for the first quarter of 2003 were $27.1 million, compared to net revenues of $27.3 million for the first quarter of 2002, and $26.5 million for the fourth quarter of 2002. First quarter 2003 revenue breakdown was as follows: 88% from registrations, 8% from other products and services and 4% from advertising. This compares with a respective revenue breakdown of 91%, 6%, and 3% in the fourth quarter 2002 and 91%, 3% and 6% in the first quarter of 2002.

     At the end of the first quarter of 2003, the Company's deferred revenue balance was $88.3 million, representing a $1.2 million increase from the balance at the end of the fourth quarter of 2002.

     At the end of the first quarter of 2003, Register.com had $211.8 million in cash, short-term investments and marketable securities, representing a $5.2 million decrease from the balance at the end of the fourth quarter 2002. The decrease was due in large part to the repayment of $4.2 million in notes issued in the Company's March 2002 acquisition of Virtual Internet plc; the remaining $5.3 million in notes will be repaid in June 2003. Cash flow from operations in the first quarter of 2003 was $925,000.

     "Our first quarter results demonstrate the value our customers see in the Register.com brand," said Mitchell I. Quain, Executive Chairman of Register.com. "Specifically, our increase in sales of value-added products and services, such as email and web site building tools is a reflection of our deepening relationships with this high quality user base."

     Gross margin for the first quarter of 2003 was 69%, compared with 68% in the first quarter of 2002 and 65% in the fourth quarter of 2002. The increase in gross margin from the fourth quarter of 2002 was primarily due to the Company's increase in the sale of other value-added products and services.

     Total operating expenses in the first quarter 2003 increased by $2.3 million compared to the first quarter of 2002. The year over year increase was a result of a number of factors, including a $700,000 provision for penalties as a result of excessive credit card charge-backs and refunds, the inclusion of expenses for Virtual Internet, which the Company acquired in March 2002, and higher expenses for professional and advisory services. Total operating expenses in the first quarter of 2003 decreased $2.4 million, compared to the fourth quarter of 2002. The decrease in operating expenses from the fourth quarter of 2002 was due primarily to lower marketing expenditures and bad debt expense.

     "We made progress on the systems initiatives that are key to our restructuring efforts, and we have also contained our quarterly expenses," said Richard D. Forman, President and Chief Executive Officer of Register.com. "While our operating costs may increase in the near-term, we are building the foundation for long-term operational efficiencies."

     The Company registered, transferred and renewed approximately 584,000 domain names in the first quarter of 2003. This compares to approximately 520,000 registrations in the fourth quarter of 2002, and approximately 700,000 registrations in the first quarter of 2002. Of the total registrations in the first quarter of 2003, approximately 279,000 were new and transferred registrations, and approximately 305,000 were renewals. As of March 31, 2003, Register.com had approximately 3.3 million domain names under management. The Company's renewal rate for paid registrations for the first quarter 2003 was approximately 50%.

    Conference Call Information:

     Register.com will host a conference call at 8:30 a.m. (ET) this morning to review the first quarter 2003 earnings announcement. A live broadcast will be available at http://investor.register.com and www.streetevents.com. A replay of the call will also be available on the sites and can be accessed two hours after the call's start time.

    About Register.com

     Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With over three million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses.

     In October 2002, Register.com was named among Deloitte & Touche's Technology Fast 50 in New York. The company was founded in 1994 and is based in New York.

     Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing and acquired businesses, increasing competition across all segments of the domain name registration business, risk associated with the Company's restructuring process, risks associated with high levels of credit card chargebacks and refunds, uncertainties caused by the current economic slowdown which is impacting our business and our customers' businesses, uncertainty regarding the introduction and success of new top level domains, including the launch of the .pro top level domain, customer acceptance of new products and services offered in addition to, or as enhancements of its registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, and other factors detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2002. Register.com undertakes no obligation to update any of the forward-looking statements after the date of this press release.

    CONTACT: Register.com, Inc.
             Stephanie Marks, 212/798-9169
             smarks@register.com

                          Register.com, Inc.
                      Consolidated Balance Sheet
                 (in thousands, except share amounts)

                                    March 31, 2003   December 31, 2002
                                    --------------   -----------------
Assets                                (Unaudited)
Current assets
 Cash and cash equivalents             $    59,986       $     50,557
 Short-term investments                    101,607            105,283
 Accounts receivable, less allowance
  of $2,603 and $2,695, respectively         9,220              8,453
 Prepaid domain name registry fees          14,974             15,457
 Deferred tax assets, net                   23,082             23,052
 Other current assets                        5,149              3,303
                                      -------------  -----------------
       Total current assets                214,018            206,105
Fixed assets, net                            8,905              8,450
Prepaid domain name registry fees, net
 of current portion                          7,921              7,131
Other investments                              396                396
Marketable securities                       50,251             61,205
Goodwill and other intangibles, net          2,136              2,317
                                      -------------  -----------------
       Total assets                    $   283,627       $    285,604
                                      =============  =================

Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable and accrued expenses $    14,510       $     15,227
 Deferred revenue                           57,273             55,617
 Acquisition notes payable                   5,256              9,625
                                      -------------  -----------------
       Total current liabilities            77,039             80,469
Deferred revenue, net of current
 portion                                    31,075             31,493
                                      -------------  -----------------
       Total liabilities                   108,114            111,962
                                      -------------  -----------------
Commitments and contingencies

Stockholders' equity
 Preferred stock - $.0001 par value,
  5,000,000 shares authorized; none
  issued and outstanding at March 31,
  2003 and December 31, 2002,
  respectively
Common stock - $0.0001 par value,
 200,000,000 shares authorized;
 40,935,904 and 40,624,502 shares
 issued and outstanding at March 31,
 2003 and December 31, 2002,
 respectively                                    4                  4
 Additional paid-in capital                217,073            216,713
 Unearned compensation                      (1,388)            (1,376)
 Accumulated other comprehensive
  income                                     1,690              2,179
 Accumulated deficit                       (41,866)           (43,878)
                                      -------------  -----------------
      Total stockholders' equity           175,513            173,642
                                      -------------  -----------------
      Total liabilities and
       stockholders' equity            $   283,627       $    285,604
                                      =============  =================

    The accompanying notes are an integral part of these consolidated financial statements.

                          Register.com, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)
               (in thousands, except per share amounts)

                                          Three months ended March 31,
                                          ----------------------------
                                                 2003            2002
                                           -------------  ------------
Net revenues                               $     27,090   $    27,300
Cost of revenues                                  8,291         8,753
                                           -------------  ------------
    Gross profit                                 18,799        18,547
                                           -------------  ------------
Operating costs and expenses
 Sales and marketing                              6,647         8,234
 Research and development                         3,901         2,318
 General and administrative (including
  non-cash compensation of $188, and $455,
  respectively)                                   6,092         3,864
 Amortization of intangibles                        134            30
                                           -------------  ------------
    Total operating expenses                     16,774        14,446
                                           -------------  ------------
Income from operations                            2,025         4,101
Other income, net                                   879         1,590
                                           -------------  ------------
Income before provision for income taxes          2,904         5,691
Provision for income taxes                          894         2,037
                                           -------------  ------------
   Net income                              $      2,010   $     3,654
                                           =============  ============
   Basic income per share                  $       0.05   $      0.09
                                           =============  ============
   Diluted income per share                $       0.05   $      0.08
                                           =============  ============
   Weighted average number of shares
    outstanding:
    Basic                                        40,685        38,572
                                           =============  ============
    Diluted                                      43,286        44,175
                                           =============  ============

                          Register.com, Inc.
                 Consolidated Statements of Cash Flows
                              (Unaudited)

                                         Three months ended March 31,
                                        ------------------------------
                                                 2003            2002
                                        --------------   -------------
Cash flows from operating activities:            (in thousands)
Net income                              $       2,010    $      3,654
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization                  1,245           1,010
 Compensatory stock options and warrants
  expense                                         (12)            455
 Deferred income taxes                            (30)         (1,107)
Changes in assets and liabilities
 affecting operating cash flows:
 Accounts receivable                             (829)         (1,423)
 Prepaid domain name registry fees               (361)           (766)
 Deferred revenues                              1,420           5,315
 Other current assets                          (1,858)           (852)
 Accounts payable and accrued expenses         (1,273)          2,348
 Other current liabilities                        613           1,614
                                        --------------   -------------
   Net cash provided by operating
    activities                                    925          10,248
                                        --------------   -------------
Cash flows from investing activities:
 Purchases of fixed assets                     (1,597)           (910)
 Purchases of investments                     (52,756)        (60,693)
 Maturities of investments                     66,872          55,899
 Acquisitions, net                                  -          (8,760)
                                        --------------   -------------
   Net cash provided by (used in)
    investing activities                       12,519         (14,464)
                                        --------------   -------------
Cash flows from financing activities:
 Net proceeds from issuance of common
  stock and warrants                              360             144
 Issuance of notes payable                          -           8,522
 Repayment of notes payable                    (4,185)            (24)
                                        --------------   -------------
   Net cash (used in) provided by
    financing activities                       (3,825)          8,642
                                        --------------   -------------
Effect of exchange rate changes on cash          (190)            (96)
                                        --------------   -------------
Net increase in cash and cash
 equivalents                                    9,429           4,330
Cash and cash equivalents at beginning
 of period                                     50,557          61,932
                                        --------------   -------------
Cash and cash equivalents at end of
 period                                 $      59,986   $      66,262
                                        ==============   =============
Supplemental disclosure of cash flow
 information
 Cash paid for interest                 $          82   $           8
 Cash paid for income taxes             $           2   $       1,731

                          Register.com, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)
               (in thousands, except per share amounts)

                                            Three months ended
                                    ----------------------------------
                                     March 31, 2003  December 31, 2002
                                    ----------------------------------
Net revenues                         $        27,090  $        26,531
Cost of revenues                               8,291            9,207
                                    ----------------- ----------------
   Gross profit                               18,799           17,324
                                    ----------------- ----------------
Operating costs and expenses
 Sales and marketing                           6,647            7,424
 Research and development                      3,901            3,985
 General and administrative
  (including non-cash compensation
  of $188, and $521, respectively)             6,092            7,619
 Amortization of intangibles                     134              134
                                    ----------------- ----------------
    Total operating expenses                  16,774           19,162
                                    ----------------- ----------------
Income (loss) from operations                  2,025           (1,838)
Other income, net                                879            1,351
                                    ----------------- ----------------
Income (loss) before provision
 (benefit) for income taxes                    2,904             (487)
Provision (benefit) for income taxes             894             (140)
                                    ----------------- ----------------
   Net income (loss)                $          2,010  $          (347)
                                    ================= ================

   Basic income (loss) per share    $           0.05  $         (0.01)
                                    ================= ================
   Diluted income (loss) per share  $           0.05  $         (0.01)
                                    ================= ================
   Weighted average number of shares
    outstanding:
       Basic                                  40,685           40,057
                                    ================= ================
       Diluted                                43,286           40,057
                                    ================= ================